UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010 (March 24, 2010)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Amendment of Bylaws

On March 24, 2010, the Board of Directors of National Penn Bancshares, Inc. (“National Penn”), based upon the recommendations of its Nominating/Corporate Governance Committee, approved amendments to the Bylaws of National Penn, effective immediately. The principal purpose of the amendments is to clarify and identify the executive officers who must be elected by the Board of Directors, as contrasted to those who may be appointed by the Chairman, Chief Executive Officer or President.  The amendments make other nonsubstantive revisions to the Bylaws.

The foregoing description of the amendments to the Bylaws of National Penn does not purport to be complete and is qualified in its entirety by the text of the Bylaws of National Penn, as amended and restated, which is filed in this Report as Exhibit 3.1 and incorporated herein by reference.  Added language is shown underscored and deleted language is shown struck through.

Section 8 - Other Events

Item 8.01.   Other Events.

Corporate Governance Guidelines

On March 24, 2010, the Board of Directors of National Penn, based upon the recommendations of its Nominating/Corporate Governance Committee, approved amendments to the Corporate Governance Guidelines of National Penn, effective April 1, 2010. The amended guidelines reflect a new Board committee structure, effective April 1, 2010.

The foregoing description of the amendments to the Corporate Governance Guidelines of National Penn does not purport to be complete and is qualified in its entirety by the text of the amended Corporate Governance Guidelines of National Penn, which is filed in this Report as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)        Exhibits.

3.1       Bylaws of National Penn Bancshares, Inc., as amended and restated.

99.1      Corporate Governance Guidelines, as amended and restated.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

	By:	/s/ Scott V. Fainor
	Name:	Scott V. Fainor
	Title:	President and CEO

Dated: March 29, 2010

EXHIBIT INDEX

Exhibit Number             Description

           3.1                        Bylaws of National Penn Bancshares, Inc., as amended and restated.

         99.1                      Corporate Governance Guidelines, as amended and restated.